                                                                    Exhibit 99.1



                                                                      [LOGO]


Media Inquiries:                       Glenn Herchak/Hejdi Feick  (403) 920-7877
Unitholder and Analyst Inquiries:      Theresa Jang               (403) 920-2050
                                       Toll-free                  (877) 290-2772

NewsRelease


             TC PipeLines, LP Declares Quarterly Cash Distribution;
                         Announces First Quarter Results

CALGARY, Alberta - April 21, 2003 - (Nasdaq: TCLP) - TC PipeLines, LP (the Partnership) today announced that the board of directors of its general partner has declared the Partnership's first quarter 2003 cash distribution in the amount of US$0.525 per unit. The first quarter distribution will be paid on May 15, 2003 to unitholders of record as of April 30, 2003.

The Partnership also reported first quarter 2003 net income of US$11.9 million or US$0.66 per unit, equaling net income reported for first quarter 2002.

The Partnership's first quarter 2003 cash generated from operations amounted to US$13.5 million, a 10% increase compared to first quarter 2002 cash generated from operations of US$12.3 million. The increase in cash flow reflects higher cash distributions received from Northern Border Pipeline and Tuscarora.

FINANCIAL HIGHLIGHTS                                                                  THREE MONTHS ENDED MARCH 31


(unaudited) (millions of U.S. dollars, except per unit amounts)
--------------------------------------------------------------------------------- -- ----------------------------
                                                                                             2003           2002
                                                                                     ------------- --------------
Cash Distributions Declared Per Unit (1)                                                   $0.525          $0.50

Net Income                                                                                   11.9           11.9

  Per Unit (2)                                                                              $0.66          $0.66

Cash Generated from Operations                                                               13.5           12.3

Units Outstanding (millions)                                                                 17.5           17.5

(1) The Partnership's 2003 first quarter cash distribution will be paid on May 15, 2003 to unitholders of record as of April 30, 2003.


(2) Net income per unit is computed by dividing net income, after deduction of the general partner's allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.

NET INCOME
The Partnership reported first quarter 2003 net income of US$11.9 million or US$0.66 per unit, equaling net income reported for first quarter 2002.

Equity income from Northern Border Pipeline amounted to US$11.0 million in first quarter 2003 compared to US$11.3 million for first quarter 2002. In first quarter 2003, Northern Border Pipeline incurred higher expenses related to electricity costs and taxes other than income compared to first quarter 2002. These decreases in Northern Border Pipeline's earnings were partially offset by lower interest expense, resulting from lower average interest rates, and higher revenues in first quarter 2003. Northern Border Pipeline's first quarter 2002 revenues were lower due to US$1.8 million of uncollected revenues (TC PipeLines' share is US$0.5 million) associated with the transportation capacity held by Enron North America (ENA), an Enron Corp. that filed for bankruptcy protection in December 2001. ENA no longer holds contracts for transportation capacity on the Northern Border pipeline system.

Equity income from Tuscarora amounted to US$1.3 million in first quarter 2003 compared to US$1.1 million for first quarter 2002. The increase is primarily due to incremental revenues from Tuscarora's expansion facilities, which were placed into service on December 1, 2002, partially offset by increased operations and maintenance expense and depreciation expense related to the new facilities.

The Partnership's first quarter 2003 general and administrative expenses of US$0.4 million were unchanged from first quarter 2002. Financial charges were less than US$0.1 million for first quarter 2003 compared to US$0.1 million first quarter 2002, primarily due to a decrease in the Partnership's average debt balance outstanding.

CASH FLOW
The Partnership reported first quarter 2003 cash generated from operations of US$13.5 million compared to US$12.3 million for first quarter 2002, reflecting higher cash distributions from both Northern Border Pipeline and Tuscarora. In first quarter 2003, the Partnership received a cash distribution from Northern Border Pipeline amounting to US$12.5 million compared to US$11.8 million for first quarter 2002. The increase is primarily due to lower interest expense incurred by Northern Border Pipeline. The Partnership also received a cash distribution from Tuscarora in first quarter 2003 amounting to US$1.5 million compared to US$1.0 million for first quarter 2002. The increase reflects Tuscarora's incremental cash inflows from new transportation contracts, including those related to Tuscarora's expansion facilities.

During first quarter 2003, the Partnership used US$4.1 million of its cash from operations to fund a portion of Tuscarora's expansion, which was partially offset by a US$0.8 million return of capital from Tuscarora. The Partnership paid an aggregate US$9.6 million of cash distributions to unitholders and its general partner, the equivalent of US$0.525 per unit, in first quarter 2003, compared to US$9.0 million, the equivalent of US$0.50 per unit, in first quarter 2002. Also in first quarter 2003, the Partnership made a US$3.0 million principal repayment on its revolving credit facility, reducing its debt outstanding to US$8.5 million at March 31, 2003.

CONFERENCE CALL
The Partnership will hold a conference call Tuesday, April 22, 2003 at 4:00 p.m. (eastern). During this call, TC PipeLines, LP's senior executives will review the Partnership's first quarter 2003 results and discuss general developments and issues concerning the Partnership. Those interested in listening to the call may dial 1-800-273-9672. A replay of the conference call will also be available after the call until April 29, 2003 by dialing 1-800-408-3053 then entering passcode 1386508.

A live web cast of the conference call will also be available through the Partnership's website at www.tcpipelineslp.com. An audio replay of the call will be available on the website.

TC PipeLines, LP is a publicly held master limited partnership. It owns a 30% interest in Northern Border Pipeline Company, a Texas general partnership, and a 49% interest in Tuscarora Gas Transmission Company, a Nevada general partnership. Northern Border Pipeline, which is owned 70% by Northern Border Partners, L.P., a publicly traded master limited partnership controlled by affiliates of Enron Corp., owns a 1,249-mile United States interstate pipeline system that transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United States. Tuscarora owns a 240-mile United States interstate pipeline system that transports natural gas from Oregon, where it interconnects with facilities of PG&E National Energy Group, Gas Transmission Northwest, to northern Nevada. TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., a wholly owned subsidiary of TransCanada PipeLines Limited. Subsidiaries of TransCanada also hold common and subordinated units of the Partnership representing an aggregate 31.41% limited partner interest in the Partnership. TransCanada also holds a minority general partner interest in Northern Border Partners, L.P. Common units of TC PipeLines, LP are quoted on the Nasdaq Stock Market and trade under the symbol "TCLP". For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

                                   - 30 -

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION
This news release includes forward-looking statements regarding future events and the future financial performance of TC PipeLines, LP. All forward-looking statements are based on the Partnership's beliefs as well as assumptions made by and information currently available to the Partnership. Words such as "believes", "expects", "intends", "forecasts", "projects", and similar expressions, identify forward-looking statements within the meaning of the Securities Litigation Reform Act. These statements reflect the Partnership's current views with respect to future events and are subject to various risks, uncertainties and assumptions including regulatory decisions, particularly those of the Federal Energy Regulatory Commission, majority control of the Northern Border Pipeline management committee by affiliates of Enron Corp., which has filed for bankruptcy protection, the failure of a shipper on either one of the Partnership's pipelines to perform its contractual obligations, including Sierra Pacific Power Company, the shipper of 68% of Tuscarora's capacity, cost of acquisitions, future demand for natural gas, overcapacity in the industry, and prevailing economic conditions, particularly conditions of the capital and equity markets, and other risks discussed in the Partnership's filings with the Securities and Exchange Commission, including the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statement.

                                TC PIPELINES, LP
                              Financial Highlights

STATEMENT OF INCOME
-------------------

THREE MONTHS ENDED MARCH 31
(unaudited) (millions of U.S. dollars, except per unit amounts)                  2003                2002
--------------------------------------------------------------------------------------- -------------------
Equity Income from Investment in
  Northern Border Pipeline Company (1)                                           11.0                11.3
Equity Income from Investment in
  Tuscarora Gas Transmission Company (2)                                          1.3                 1.1
General and Administrative Expenses                                              (0.4)               (0.4)
Financial Charges                                                                   -                (0.1)
                                                                 --------------------- -------------------
NET INCOME                                                                       11.9                11.9
                                                                 --------------------- -------------------
                                                                 --------------------- -------------------

NET INCOME PER UNIT (3)                                                         $0.66               $0.66
                                                                 --------------------- -------------------
                                                                 --------------------- -------------------

UNITS OUTSTANDING (MILLIONS)                                                     17.5                17.5
                                                                 --------------------- -------------------
                                                                 --------------------- -------------------

BALANCE SHEET
-------------

                                                                       MARCH 31, 2003     December 31, 2002
(millions of U.S. dollars)                                                (unaudited)             (audited)
--------------------------------------------------------------------------------------  --------------------
ASSETS
Cash                                                                             4.0                   6.4
Investment in Northern Border Pipeline Company (1)                             241.3                 242.9
Investment in Tuscarora Gas Transmission Company (2)                            39.9                  36.7
                                                                 ---------------------  --------------------
                                                                               285.2                 286.0
                                                                 ---------------------  --------------------
                                                                 ---------------------  --------------------

LIABILITIES AND PARTNERS' EQUITY
Current Liabilities                                                              0.5                   0.6
Long-Term Debt                                                                   8.5                  11.5
Partners' Equity                                                               276.2                 273.9
                                                                 ---------------------  --------------------
                                                                               285.2                 286.0
                                                                 ---------------------  --------------------
                                                                 ---------------------  --------------------

CASH FLOW INFORMATION
---------------------

THREE MONTHS ENDED MARCH 31
(unaudited) (millions of U.S. dollars)                                          2003                 2002
--------------------------------------------------------------------------------------   ------------------
Cash Generated from Operations
   Distributions Received from Equity Investments
     Northern Border Pipeline Company                                          12.5                  11.8
     Tuscarora Gas Transmission Company                                         1.5                   1.0
   Changes in Working Capital and Other                                        (0.5)                 (0.5)
                                                                ----------------------   ------------------
Cash Generated from Operations                                                 13.5                  12.3
Investment in Tuscarora Gas Transmission Company                               (3.3)                   -
Distributions Paid                                                             (9.6)                 (9.0)
Repayment of Long-Term Debt                                                    (3.0)                   -
                                                                ----------------------   ------------------
(Decrease)/Increase In Cash                                                    (2.4)                  3.3
                                                                ----------------------   ------------------
                                                                ----------------------   ------------------

(1) NORTHERN BORDER PIPELINE COMPANY


    TC PipeLines holds a 30% general partner interest in Northern Border Pipeline Company. Summarized operating and financial information of Northern Border Pipeline for the three months ended March 31, 2003 and 2002 and as at March 31, 2003 and December 31, 2002 is as follows:

     THREE MONTHS ENDED MARCH 31 (unaudited)                                    2003                 2002
     ---------------------------------------------------------------------------------   ------------------
     OPERATING RESULTS
     -----------------

     Gas Delivered (million cubic feet)                                      210,023              201,951
     Average Throughput (million cubic feet per day)                           2,406                2,307

     Financial Results (millions of U.S. dollars)
     -----------------
     Operating Revenue                                                          79.9                 78.2
     Operating Expenses
         Operations and Maintenance                                              8.9                  7.2
         Depreciation and Amortization                                          14.5                 14.5
         Taxes other than Income                                                 7.9                  6.6
                                                                ----------------------   ------------------
     Total Operating Expenses                                                   31.3                 28.3
                                                                ----------------------   ------------------
     Operating Income                                                           48.6                 49.9
     Interest Expense, Net                                                     (11.8)               (13.0)
     Other Income                                                               (0.1)                 0.8
                                                                ----------------------   ------------------
     Net Income                                                                 36.7                 37.7
                                                                ----------------------   ------------------
                                                                ----------------------   ------------------

     Capital Expenditures (millions of U.S. dollars)
     --------------------
     Maintenance                                                                 1.9                  2.1
     Growth                                                                        -                    -


                                                                       MARCH 31, 2003     December 31, 2002
     SUMMARY BALANCE SHEET DATA (MILLIONS OF U.S. DOLLARS)                (unaudited)             (audited)
     --------------------------                                 ----------------------   ------------------
     Total Assets                                                            1,728.6              1,740.0
                                                                ----------------------   ------------------
                                                                ----------------------   ------------------

     Other Current Liabilities and
        Reserves and Deferred Credits                                           82.2                 81.3
     Long-Term Debt (including current maturities)                             842.0                848.9
     Partners' Capital                                                         798.0                803.0
     Accumulated Other Comprehensive Income                                      6.4                  6.8
                                                                ----------------------   ------------------
     Total Liabilities and Partners' Equity                                  1,728.6              1,740.0
                                                                ----------------------   ------------------
                                                                ----------------------   ------------------

(2) TUSCARORA GAS TRANSMISSION COMPANY


    TC PipeLines holds a 49% general partner interest in Tuscarora Gas Transmission Company. Summarized operating and financial information of Tuscarora for the three months ended March 31, 2003 and 2002 and as at March 31, 2003 and December 31, 2002 is as follows:

     THREE MONTHS ENDED MARCH 31 (unaudited)                                    2003                 2002
     ---------------------------------------------------------------------------------   ------------------
     OPERATING RESULTS
     -----------------

     Gas Delivered (million cubic feet)                                        5,753                7,564
     Average Throughput (million cubic feet per day)                              64                   84

     Financial Results (millions of U.S. dollars)
     -----------------
     Operating Revenue                                                           7.4                  5.6
     Operating Expenses
         Operations, Maintenance & Administrative                                0.9                  0.4
         Depreciation and Amortization                                           1.6                  1.2
         Taxes other than Income                                                 0.3                  0.2
                                                                ----------------------   ------------------
     Total Operating Expenses                                                    2.8                  1.8
                                                                ----------------------   ------------------
     Operating Income                                                            4.6                  3.8
     Interest Expense, Net                                                      (1.6)                (1.5)
     Other Income                                                                  -                  0.1
                                                                ----------------------   ------------------
     Net Income                                                                  3.0                  2.4
                                                                ----------------------   ------------------
                                                                ----------------------   ------------------

     Capital Expenditures (millions of U.S. dollars)
     --------------------
     Maintenance                                                                   -                    -
     Growth                                                                      0.2                  1.3

                                                                                         December 31, 2002
                                                                       March 31, 2003            (audited)
              SUMMARY BALANCE SHEET DATA (MILLIONS OF U.S.
              DOLLARS)                                                    (unaudited)
                                                                ----------------------   ------------------
     Total Assets                                                              155.6                154.5
                                                                ----------------------   ------------------
                                                                ----------------------   ------------------

     Other Current Liabilities and
        Reserves and Deferred Credits                                            4.3                  9.9
     Long-Term Debt (including current maturities)                              90.0                 90.0
     Partners' Capital                                                          61.2                 54.2
     Accumulated Other Comprehensive Income                                      0.1                  0.4
                                                                ----------------------   ------------------
     Total Liabilities and Partners' Equity                                    155.6                154.5
                                                                ----------------------   ------------------
                                                                ----------------------   ------------------


(3) Net income per unit is computed by dividing net income, after deduction of the general partner's allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.